Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports Fourth Quarter and Full Year 2025 Financial Results
•Current quarter diluted earnings per common share from continuing operations of $3.47 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $8.49
•Record full-year revenues of $22.6 billion, a 13.2% increase over the comparable prior year, driven by full year records in revenues across all lines of business
•Record full-year gross profits of $3.6 billion, increased 11.8% over the comparable prior year, driven by record full-year parts and service gross profit of $1.6 billion, a 15.9% increase over the comparable prior year
•Repurchased approximately 10.1% of the Company’s outstanding common shares in full year 2025
HOUSTON, TX, January 29, 2026 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 254 dealerships located in the U.S. and U.K., today reported financial results for the fourth quarter of 2025 (“current quarter”) and full year 2025 (“current year”).
“The fourth quarter capped off a record year for Group 1,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer. “Our revenues totaled $22.6 billion, up 13.2% year over year. We achieved record revenues across all of our major business lines and record gross profits in parts and service and F&I, showing the continued strength and resilience of our diversified business model and our relentless focus on operational excellence.
In 2025, we continued our strong track record of disciplined capital allocation, including the repurchase of more than 10% of our outstanding shares. Through active portfolio management, we are driving incremental shareholder value by acquiring high-performing Lexus and Acura dealerships in Fort Myers, Mercedes-Benz of South Austin, and Mercedes-Benz of Buckhead, while divesting 13 underperforming stores.”
Reconciliations for financial results, non-GAAP metrics and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
•Current quarter total revenues were $5.6 billion, a 0.6% increase compared to $5.5 billion for the fourth quarter of 2024 (“prior-year quarter”).
•Current quarter net income from continuing operations was $43.0 million, compared to $94.6 million for the prior-year quarter.
•Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $105.0 million, compared to $133.9 million for the prior-year quarter.
•Current quarter diluted earnings per common share from continuing operations was $3.47, compared to $7.08 for the prior-year quarter.
•Current quarter net income from continuing operations included $68.2 million of non-cash asset impairment charges primarily attributable to the U.S. reporting unit.
•Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $8.49, compared to $10.02 for the prior-year quarter.

Fourth Quarter 2025 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	4Q25	Change	4Q25	Change
Total revenues	$5.6B	+0.6%	$5.4B	(0.1)%
Total gross profit (“GP”)	$874.4M	(0.5)%	$845.2M	(1.2)%
NV units sold	55,035	(5.0)%	53,414	(5.2)%
NV GP per retail unit (“PRU”)	$3,294	(7.0)%	$3,225	(9.6)%
Used vehicle (“UV”) retail units sold	55,474	+0.2%	53,654	+1.2%
UV retail GP PRU	$1,295	(9.6)%	$1,296	(10.7)%
Parts & service (“P&S”) GP	$394.2M	+6.3%	$382.2M	+6.7%
P&S Gross Margin (“GM”)	56.3%	+1.8%	56.3%	+1.4%
Finance and Insurance (“F&I”) revenues	$229.7M	+1.9%	$223.5M	+1.4%
F&I GP PRU	$2,079	+4.4%	$2,088	+3.6%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	71.7%	+187 bps	72.5%	+420 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	72.4%	+233 bps	72.2%	+406 bps
Full Year 2025 Results Overview
•Current year total revenues were a record $22.6 billion, a 13.2% increase compared to $19.9 billion for the full year 2024 (“prior year”).
•Current year net income from continuing operations was $323.7 million, compared to $497.0 million for the prior year.
•Current year adjusted net income from continuing operations (a non-GAAP measure) was $524.5 million, compared to $530.6 million for the prior year.
•Current year diluted earnings per common share from continuing operations was $25.13, compared to $36.72 for the prior year.
•Current year net income from continuing operations included $192.8 million of non-cash asset impairment charges.
•Current year adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $40.71, a 3.8% increase compared to $39.21 for the prior year.

Full Year 2025 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	FY25	Change	FY25	Change
Total revenues	$22.6B	+13.2%	$20.4B	+4.6%
Total GP	$3.6B	+11.8%	$3.3B	+4.1%
NV units sold	224,166	+10.1%	201,060	1.2%
NV GP PRU	$3,370	(4.4)%	$3,322	(6.2)%
UV retail units sold	234,906	+12.0%	208,955	+2.7%
UV retail GP PRU	$1,478	(6.1)%	$1,489	(5.8)%
P&S GP	$1.6B	+15.9%	$1.4B	+8.3%
P&S GM	55.7%	+0.8%	55.6%	0.6%
F&I revenues	$934.6M	+12.8%	$875.3M	+7.7%
F&I GP PRU	$2,036	+1.6%	$2,135	+5.6%
SG&A expenses as a % of GP	70.3%	+304 bps	69.7%	+154 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	70.2%	+226 bps	69.1%	+202 bps

U.K. Update
In October, 2025, the Company announced a U.K.-wide restructuring plan consisting of further workforce realignment and strategic closings of certain facilities. As a result, the Company recognized $8.1 million in restructuring charges in the U.K. in the current quarter. In 2025, the Company recognized $28.4 million in restructuring charges related to the U.K. restructuring plans. The Company expects to take additional actions in 2026, to further optimize our operations and reduce costs.
Corporate Development
During the current year, the Company acquired and successfully integrated dealership operations with total expected annual revenues of approximately $640 million. The Company remains focused on efficiently and effectively integrating acquisitions into existing operations to create value for shareholders.
During the current quarter, the Company disposed of one Chrysler Jeep Dodge Ram dealership in the U.S., and closed one Toyota, two BMW/MINI and one Volkswagen dealership in the U.K. During the current year, the Company’s annualized revenues associated with dealership dispositions and franchise terminations totaled approximately $775 million.
Share Repurchases
During the current quarter, the Company repurchased 755,792 shares, at an average price per common share of $403.60, for a total of $305.0 million, excluding excise taxes of $3.0 million.
During the current year, the Company repurchased 1,343,229 shares, representing approximately 10.1% of the Company’s outstanding common shares on January 1, 2025, at an average price per common share of $413.05, for a total of $554.8 million, excluding excise taxes of $4.9 million.
As of December 31, 2025, the Company had an aggregate 12,043,409 outstanding common shares and unvested restricted stock awards. As of December 31, 2025, the Company had $378.7 million remaining in its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations in the open market, pursuant to Rule 10b5-1 trading plans or in privately negotiated transactions, and subject to Board approval and covenant restrictions.
Fourth Quarter and Full Year 2025 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10:00 a.m. ET to discuss the fourth quarter and full year 2025 financial results. The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     8952644
A telephonic replay will be available following the call through February 5, 2026, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    8941809
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 254 automotive dealerships, 315 franchises, and 32 collision centers in the United States and the United Kingdom that offer 36 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the impacts of sustained levels of inflation, (c) developments in U.S. and global trade policy, including the imposition by the U.S. of significant tariffs on the import of automobiles and certain materials used in our parts and services business and the resulting consequences (including, but not limited to, retaliatory tariffs by non-U.S. nations, supply chain disruptions, vehicle and part cost increases and demand decreases, and potential recessions in the U.S. and U.K.), (d) the level of manufacturer incentives, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations, including BEV mandates in the U.K., and their impact on new vehicle demand, (f) our ability to obtain an inventory of desirable new and used vehicles (including as a result of changes in the international trade environment), (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions and realize the expected benefits from consummated acquisitions, (k) foreign exchange controls and currency fluctuations, (l) the armed conflicts in Ukraine and the Middle East, (m) our ability to maintain sufficient liquidity to operate, and (n) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes and snow storms, and employment compensation costs associated with the cybersecurity incident experienced by third-party software provider, CDK Global LLC in June 2024. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,
	2025	2024	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,767.1	$2,858.0	$(90.9)	(3.2)%
Used vehicle retail sales	1,739.2	1,653.4	85.8	5.2%
Used vehicle wholesale sales	143.6	128.9	14.7	11.4%
Parts and service sales	700.2	680.2	20.1	2.9%
Finance, insurance and other, net	229.7	225.5	4.2	1.9%
Total revenues	5,579.9	5,546.0	33.8	0.6%
COST OF SALES:
New vehicle retail sales	2,585.8	2,652.9	(67.1)	(2.5)%
Used vehicle retail sales	1,667.4	1,574.1	93.3	5.9%
Used vehicle wholesale sales	146.2	130.5	15.7	12.0%
Parts and service sales	306.0	309.3	(3.3)	(1.1)%
Total cost of sales	4,705.5	4,666.8	38.6	0.8%
GROSS PROFIT	874.4	879.2	(4.8)	(0.5)%
Selling, general and administrative expenses	627.3	614.3	13.0	2.1%
Depreciation and amortization expense	31.5	31.5	—	—%
Asset impairments	68.2	33.0	35.2	106.7%
Restructuring charges	8.1	16.7	(8.6)	(51.3)%
Other operating income	—	(10.0)	10.0	100.0%
INCOME FROM OPERATIONS	139.3	193.7	(54.4)	(28.1)%
Floorplan interest expense	24.5	32.2	(7.7)	(23.8)%
Other interest expense, net	52.4	38.8	13.6	35.0%
INCOME BEFORE INCOME TAXES	62.3	122.6	(60.3)	(49.2)%
Provision for income taxes	19.3	28.0	(8.7)	(31.0)%
Net income from continuing operations	43.0	94.6	(51.6)	(54.6)%
Net income from discontinued operations	0.6	0.2	0.4	192.9%
NET INCOME	$43.6	$94.8	$(51.2)	(54.0)%
Less: Earnings allocated to participating securities	0.5	1.9	(1.4)	(75.1)%
Net income available to diluted common shares	$43.1	$92.9	$(49.8)	(53.6)%
Diluted earnings per share from continuing operations	$3.47	$7.08	$(3.60)	(50.9)%
Diluted earnings per share from discontinued operations	$0.05	$0.02	$0.03	216.5%
DILUTED EARNINGS PER SHARE	$3.52	$7.09	$(3.57)	(50.3)%
Weighted average dilutive common shares outstanding	12.2	13.1	(0.9)	(6.6)%
Weighted average participating securities	0.1	0.3	(0.1)	(49.8)%
Total weighted average shares	12.4	13.4	(1.0)	(7.5)%
Effective tax rate on continuing operations	31.0%	22.9%	8.2%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Years Ended December 31,
	2025	2024	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$10,989.9	$9,972.4	$1,017.5	10.2%
Used vehicle retail sales	7,195.0	6,179.9	1,015.1	16.4%
Used vehicle wholesale sales	607.3	462.4	144.9	31.3%
Parts and service sales	2,844.6	2,491.0	353.6	14.2%
Finance, insurance and other, net	934.6	828.7	105.9	12.8%
Total revenues	22,571.4	19,934.3	2,637.1	13.2%
COST OF SALES:
New vehicle retail sales	10,234.5	9,254.5	980.0	10.6%
Used vehicle retail sales	6,847.8	5,849.9	997.9	17.1%
Used vehicle wholesale sales	608.2	465.7	142.5	30.6%
Parts and service sales	1,259.0	1,123.2	135.8	12.1%
Total cost of sales	18,949.5	16,693.3	2,256.3	13.5%
GROSS PROFIT	3,621.8	3,241.0	380.8	11.8%
Selling, general and administrative expenses	2,545.5	2,179.2	366.3	16.8%
Depreciation and amortization expense	121.1	113.1	8.0	7.1%
Asset impairments	192.8	33.0	159.8	484.7%
Restructuring charges	28.4	16.7	11.7	70.3%
Other operating income	—	(10.0)	10.0	100.0%
INCOME FROM OPERATIONS	734.0	909.1	(175.1)	(19.3)%
Floorplan interest expense	101.5	108.5	(7.0)	(6.5)%
Other interest expense, net	182.9	141.3	41.5	29.4%
Other (income) expense	(0.2)	0.7	(1.0)	(133.2)%
INCOME BEFORE INCOME TAXES	449.9	658.5	(208.6)	(31.7)%
Provision for income taxes	126.2	161.5	(35.3)	(21.9)%
Net income from continuing operations	323.7	497.0	(173.3)	(34.9)%
Net income from discontinued operations	1.5	1.2	0.3	26.1%
NET INCOME	$325.2	$498.1	$(173.0)	(34.7)%
Less: Earnings allocated to participating securities	3.7	10.5	(6.8)	(64.9)%
Net income available to diluted common shares	$321.5	$487.7	$(166.2)	(34.1)%
Diluted earnings per share from continuing operations	$25.13	$36.72	$(11.59)	(31.6)%
Diluted earnings per share from discontinued operations	$0.12	$0.09	$0.03	32.5%
DILUTED EARNINGS PER SHARE	$25.24	$36.81	$(11.56)	(31.4)%
Weighted average dilutive common shares outstanding	12.7	13.2	(0.5)	(3.9)%
Weighted average participating securities	0.1	0.3	(0.1)	(48.8)%
Total weighted average shares	12.9	13.5	(0.7)	(4.8)%
Effective tax rate on continuing operations	28.0%	24.5%	3.5%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	December 31, 2025	December 31, 2024	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$32.5	$34.4	$(1.9)	(5.5)%
Inventories, net	$2,741.3	$2,636.8	$104.4	4.0%
Floorplan notes payable, net (1)	$1,915.8	$2,022.1	$(106.2)	(5.3)%
Total debt	$3,699.5	$2,913.1	$786.3	27.0%
Total equity	$2,789.1	$2,974.3	$(185.2)	(6.2)%
(1) Amounts are net of offset accounts of $504.2 and $288.2, respectively.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	75.9%	74.8%	72.4%	77.4%
United Kingdom	24.1%	25.2%	27.6%	22.6%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	29.0%	24.2%	26.4%	24.9%
Volkswagen/Audi/Porsche/SEAT/SKODA	12.1%	13.4%	14.5%	14.2%
BMW/MINI	13.4%	14.1%	12.5%	11.6%
Mercedes-Benz/Sprinter/smart	8.0%	9.1%	8.5%	7.5%
Chevrolet/GMC/Buick	8.5%	9.0%	8.3%	9.1%
Honda/Acura	8.1%	8.6%	8.3%	9.2%
Ford/Lincoln	7.2%	6.9%	7.0%	7.0%
Hyundai/Kia/Genesis	5.4%	4.8%	5.5%	5.4%
Jaguar/Land Rover	2.0%	2.0%	2.3%	2.0%
Subaru	1.7%	3.0%	2.1%	3.2%
Nissan	2.0%	1.9%	1.9%	2.2%
Chrysler/Dodge/Jeep/RAM/Citroën/Leapmotor	1.4%	1.8%	1.6%	2.2%
Mazda	0.9%	1.0%	1.0%	1.2%
Other	0.1%	0.1%	0.1%	0.1%
	100.0%	100.0%	100.0%	100.0%

	December 31, 2025	December 31, 2024
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	46	44
Used vehicle inventory	36	39
U.S.
New vehicle inventory	44	43
Used vehicle inventory	29	29
U.K.
New vehicle inventory	52	45
Used vehicle inventory	55	67
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,767.1	$2,858.0	$(90.9)	(3.2)%	$19.0	(3.8)%
Used vehicle retail sales	1,739.2	1,653.4	85.8	5.2%	19.4	4.0%
Used vehicle wholesale sales	143.6	128.9	14.7	11.4%	1.9	9.9%
Total used	1,882.8	1,782.3	100.5	5.6%	21.3	4.4%
Parts and service sales	700.2	680.2	20.1	2.9%	5.5	2.1%
F&I, net	229.7	225.5	4.2	1.9%	1.2	1.3%
Total revenues	$5,579.9	$5,546.0	$33.8	0.6%	$47.1	(0.2)%
Gross profit:
New vehicle retail sales	$181.3	$205.1	$(23.8)	(11.6)%	$1.7	(12.5)%
Used vehicle retail sales	71.8	79.3	(7.5)	(9.4)%	0.7	(10.3)%
Used vehicle wholesale sales	(2.7)	(1.7)	(1.0)	(61.2)%	(0.2)	(51.8)%
Total used	69.1	77.6	(8.5)	(10.9)%	0.5	(11.6)%
Parts and service sales	394.2	370.9	23.3	6.3%	3.1	5.4%
F&I, net	229.7	225.5	4.2	1.9%	1.2	1.3%
Total gross profit	$874.4	$879.2	$(4.8)	(0.5)%	$6.6	(1.3)%
Gross margin:
New vehicle retail sales	6.6%	7.2%	(0.6)%
Used vehicle retail sales	4.1%	4.8%	(0.7)%
Used vehicle wholesale sales	(1.9)%	(1.3)%	(0.6)%
Total used	3.7%	4.4%	(0.7)%
Parts and service sales	56.3%	54.5%	1.8%
Total gross margin	15.7%	15.9%	(0.2)%
Units sold:
Retail new vehicles sold (1)	55,035	57,939	(2,904)	(5.0)%
Retail used vehicles sold (1)	55,474	55,337	137	0.2%
Wholesale used vehicles sold	15,553	14,733	820	5.6%
Total used	71,027	70,070	957	1.4%
Average sales price per unit sold:
New vehicle retail (1)	$52,776	$51,106	$1,670	3.3%	$357	2.6%
Used vehicle retail (1)	$31,407	$29,879	$1,528	5.1%	$350	3.9%
Gross profit per unit sold:
New vehicle retail sales	$3,294	$3,540	$(246)	(7.0)%	$32	(7.9)%
Used vehicle retail sales	$1,295	$1,433	$(138)	(9.6)%	$13	(10.5)%
Used vehicle wholesale sales	$(172)	$(113)	$(60)	(52.7)%	$(10)	(43.8)%
Total used	$973	$1,108	$(134)	(12.1)%	$8	(12.8)%
F&I PRU	$2,079	$1,991	$88	4.4%	$10	3.9%
Other:
SG&A expenses	$627.3	$614.3	$13.0	2.1%	$5.9	1.2%
Adjusted SG&A expenses (2)	$633.2	$616.3	$17.0	2.8%	$5.9	1.8%
SG&A as % gross profit	71.7%	69.9%	1.9%
Adjusted SG&A as % gross profit (2)	72.4%	70.1%	2.3%
Operating margin %	2.5%	3.3%	(0.8)%
Adjusted operating margin % (2)	3.8%	4.2%	(0.4)%
Pretax margin %	1.1%	2.2%	(1.1)%
Adjusted pretax margin % (2)	2.4%	3.1%	(0.7)%
Floorplan expense:
Floorplan interest expense	$24.5	$32.2	$(7.7)	(23.8)%	$0.3	(24.7)%
Less: Floorplan assistance (3)	24.5	25.0	(0.5)	(1.8)%	—	(1.8)%
Net floorplan expense	$—	$7.2	$(7.2)		$0.3
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$10,989.9	$9,972.4	$1,017.5	10.2%	$65.9	9.5%
Used vehicle retail sales	7,195.0	6,179.9	1,015.1	16.4%	65.1	15.4%
Used vehicle wholesale sales	607.3	462.4	144.9	31.3%	7.1	29.8%
Total used	7,802.3	6,642.3	1,160.0	17.5%	72.2	16.4%
Parts and service sales	2,844.6	2,491.0	353.6	14.2%	17.3	13.5%
F&I, net	934.6	828.7	105.9	12.8%	3.9	12.3%
Total revenues	$22,571.4	$19,934.3	$2,637.1	13.2%	$159.1	12.4%
Gross profit:
New vehicle retail sales	$755.4	$717.9	$37.5	5.2%	$5.3	4.5%
Used vehicle retail sales	347.2	330.0	17.1	5.2%	2.5	4.4%
Used vehicle wholesale sales	(0.9)	(3.3)	2.4	72.6%	(0.3)	81.9%
Total used	346.2	326.7	19.5	6.0%	2.2	5.3%
Parts and service sales	1,585.6	1,367.7	217.9	15.9%	9.9	15.2%
F&I, net	934.6	828.7	105.9	12.8%	3.9	12.3%
Total gross profit	$3,621.8	$3,241.0	$380.8	11.8%	$21.2	11.1%
Gross margin:
New vehicle retail sales	6.9%	7.2%	(0.3)%
Used vehicle retail sales	4.8%	5.3%	(0.5)%
Used vehicle wholesale sales	(0.1)%	(0.7)%	0.6%
Total used	4.4%	4.9%	(0.5)%
Parts and service sales	55.7%	54.9%	0.8%
Total gross margin	16.0%	16.3%	(0.2)%
Units sold:
Retail new vehicles sold (1)	224,166	203,677	20,489	10.1%
Retail used vehicles sold (1)	234,906	209,687	25,219	12.0%
Wholesale used vehicles sold	64,955	52,600	12,355	23.5%
Total used	299,861	262,287	37,574	14.3%
Average sales price per unit sold:
New vehicle retail (1)	$50,990	$49,817	$1,172	2.4%	$302	1.7%
Used vehicle retail (1)	$30,657	$29,472	$1,185	4.0%	$278	3.1%
Gross profit per unit sold:
New vehicle retail sales	$3,370	$3,525	$(155)	(4.4)%	$24	(5.1)%
Used vehicle retail sales	$1,478	$1,574	$(96)	(6.1)%	$11	(6.8)%
Used vehicle wholesale sales	$(14)	$(63)	$49	77.8%	$(5)	85.3%
Total used	$1,155	$1,246	$(91)	(7.3)%	$7	(7.9)%
F&I PRU	$2,036	$2,005	$31	1.6%	$8	1.1%
Other:
SG&A expenses	$2,545.5	$2,179.2	$366.3	16.8%	$18.1	16.0%
Adjusted SG&A expenses (2)	$2,541.1	$2,200.5	$340.6	15.5%	$18.3	14.6%
SG&A as % gross profit	70.3%	67.2%	3.0%
Adjusted SG&A as % gross profit (2)	70.2%	67.9%	2.3%
Operating margin %	3.3%	4.5%	(1.3)%
Adjusted operating margin % (2)	4.3%	4.7%	(0.4)%
Pretax margin %	2.0%	3.3%	(1.3)%
Adjusted pretax margin % (2)	3.0%	3.5%	(0.5)%
Floorplan expense:
Floorplan interest expense	$101.5	$108.5	$(7.0)	(6.5)%	$0.7	(7.1)%
Less: Floorplan assistance (3)	91.0	88.4	2.6	3.0%	—	3.0%
Net floorplan expense	$10.5	$20.1	$(9.6)		$0.7
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,240.1	$2,283.9	$(43.9)	(1.9)%
Used vehicle retail sales	1,180.7	1,140.9	39.8	3.5%
Used vehicle wholesale sales	88.1	82.6	5.5	6.7%
Total used	1,268.9	1,223.5	45.4	3.7%
Parts and service sales	544.0	531.7	12.3	2.3%
F&I, net	197.0	195.7	1.3	0.7%
Total revenues	$4,249.9	$4,234.8	$15.1	0.4%
Gross profit:
New vehicle retail sales	$136.2	$155.5	$(19.3)	(12.4)%
Used vehicle retail sales	51.0	55.5	(4.5)	(8.1)%
Used vehicle wholesale sales	0.6	0.6	—	5.9%
Total used	51.6	56.1	(4.5)	(8.0)%
Parts and service sales	306.4	288.6	17.8	6.2%
F&I, net	197.0	195.7	1.3	0.7%
Total gross profit	$691.2	$695.9	$(4.7)	(0.7)%
Gross margin:
New vehicle retail sales	6.1%	6.8%	(0.7)%
Used vehicle retail sales	4.3%	4.9%	(0.5)%
Used vehicle wholesale sales	0.7%	0.7%	—%
Total used	4.1%	4.6%	(0.5)%
Parts and service sales	56.3%	54.3%	2.0%
Total gross margin	16.3%	16.4%	(0.2)%
Units sold:
Retail new vehicles sold	41,777	43,348	(1,571)	(3.6)%
Retail used vehicles sold	37,596	37,699	(103)	(0.3)%
Wholesale used vehicles sold	9,756	9,594	162	1.7%
Total used	47,352	47,293	59	0.1%
Average sales price per unit sold:
New vehicle retail	$53,619	$52,688	$931	1.8%
Used vehicle retail	$31,406	$30,264	$1,142	3.8%
Gross profit per unit sold:
New vehicle retail sales	$3,260	$3,587	$(327)	(9.1)%
Used vehicle retail sales	$1,358	$1,473	$(116)	(7.9)%
Used vehicle wholesale sales	$61	$58	$2	4.1%
Total used	$1,091	$1,186	$(96)	(8.1)%
F&I PRU	$2,482	$2,415	$67	2.8%
Other:
SG&A expenses	$464.0	$446.1	$17.9	4.0%
Adjusted SG&A expenses (1)	$468.8	$449.5	$19.3	4.3%
SG&A as % gross profit	67.1%	64.1%	3.0%
Adjusted SG&A as % gross profit (1)	67.8%	64.6%	3.2%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$8,528.7	$8,110.1	$418.6	5.2%
Used vehicle retail sales	4,758.7	4,550.7	208.0	4.6%
Used vehicle wholesale sales	357.5	323.8	33.7	10.4%
Total used	5,116.2	4,874.5	241.8	5.0%
Parts and service sales	2,198.3	2,052.7	145.7	7.1%
F&I, net	783.5	735.6	47.9	6.5%
Total revenues	$16,626.8	$15,772.9	$853.9	5.4%
Gross profit:
New vehicle retail sales	$555.4	$571.8	$(16.4)	(2.9)%
Used vehicle retail sales	246.1	249.2	(3.1)	(1.3)%
Used vehicle wholesale sales	6.7	4.5	2.2	49.6%
Total used	252.8	253.7	(0.9)	(0.4)%
Parts and service sales	1,218.2	1,119.7	98.5	8.8%
F&I, net	783.5	735.6	47.9	6.5%
Total gross profit	$2,809.9	$2,680.9	$129.0	4.8%
Gross margin:
New vehicle retail sales	6.5%	7.1%	(0.5)%
Used vehicle retail sales	5.2%	5.5%	(0.3)%
Used vehicle wholesale sales	1.9%	1.4%	0.5%
Total used	4.9%	5.2%	(0.3)%
Parts and service sales	55.4%	54.5%	0.9%
Total gross margin	16.9%	17.0%	(0.1)%
Units sold:
Retail new vehicles sold	162,261	157,662	4,599	2.9%
Retail used vehicles sold	155,510	152,970	2,540	1.7%
Wholesale used vehicles sold	39,618	37,223	2,395	6.4%
Total used	195,128	190,193	4,935	2.6%
Average sales price per unit sold:
New vehicle retail	$52,562	$51,440	$1,122	2.2%
Used vehicle retail	$30,601	$29,749	$852	2.9%
Gross profit per unit sold:
New vehicle retail sales	$3,423	$3,627	$(204)	(5.6)%
Used vehicle retail sales	$1,582	$1,629	$(47)	(2.9)%
Used vehicle wholesale sales	$170	$121	$49	40.5%
Total used	$1,296	$1,334	$(38)	(2.9)%
F&I PRU	$2,466	$2,368	$98	4.1%
Other:
SG&A expenses	$1,864.1	$1,704.0	$160.1	9.4%
Adjusted SG&A expenses (1)	$1,858.9	$1,735.8	$123.2	7.1%
SG&A as % gross profit	66.3%	63.6%	2.8%
Adjusted SG&A as % gross profit (1)	66.2%	64.7%	1.4%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$527.1	$574.1	$(47.1)	(8.2)%	$19.0	(11.5)%
Used vehicle retail sales	558.5	512.5	46.0	9.0%	19.4	5.2%
Used vehicle wholesale sales	55.4	46.3	9.1	19.8%	1.9	15.6%
Total used	613.9	558.7	55.1	9.9%	21.3	6.1%
Parts and service sales	156.3	148.5	7.7	5.2%	5.5	1.5%
F&I, net	32.8	29.8	2.9	9.8%	1.2	5.9%
Total revenues	$1,330.0	$1,311.2	$18.7	1.4%	$47.1	(2.2)%
Gross profit:
New vehicle retail sales	$45.1	$49.6	$(4.6)	(9.2)%	$1.7	(12.7)%
Used vehicle retail sales	20.8	23.7	(3.0)	(12.4)%	0.7	(15.4)%
Used vehicle wholesale sales	(3.3)	(2.2)	(1.1)	(47.3)%	(0.2)	(40.2)%
Total used	17.5	21.5	(4.0)	(18.6)%	0.5	(21.2)%
Parts and service sales	87.8	82.3	5.5	6.7%	3.1	2.9%
F&I, net	32.8	29.8	2.9	9.8%	1.2	5.9%
Total gross profit	$183.2	$183.3	$(0.1)	(0.1)%	$6.6	(3.7)%
Gross margin:
New vehicle retail sales	8.6%	8.6%	(0.1)%
Used vehicle retail sales	3.7%	4.6%	(0.9)%
Used vehicle wholesale sales	(5.9)%	(4.8)%	(1.1)%
Total used	2.9%	3.8%	(1.0)%
Parts and service sales	56.2%	55.4%	0.8%
Total gross margin	13.8%	14.0%	(0.2)%
Units sold:
Retail new vehicles sold (1)	13,258	14,591	(1,333)	(9.1)%
Retail used vehicles sold (1)	17,878	17,638	240	1.4%
Wholesale used vehicles sold	5,797	5,139	658	12.8%
Total used	23,675	22,777	898	3.9%
Average sales price per unit sold:
New vehicle retail (1)	$49,419	$45,597	$3,822	8.4%	$1,779	4.5%
Used vehicle retail (1)	$31,408	$29,055	$2,353	8.1%	$1,091	4.3%
Gross profit per unit sold:
New vehicle retail sales	$3,401	$3,403	$(1)	—%	$131	(3.9)%
Used vehicle retail sales	$1,162	$1,345	$(183)	(13.6)%	$40	(16.5)%
Used vehicle wholesale sales	$(565)	$(433)	$(132)	(30.6)%	$(27)	(24.3)%
Total used	$739	$944	$(205)	(21.7)%	$23	(24.2)%
F&I PRU	$1,052	$926	$126	13.6%	$37	9.6%
Other:
SG&A expenses	$163.3	$168.2	$(4.9)	(2.9)%	$5.9	(6.4)%
Adjusted SG&A expenses (2)	$164.4	$166.7	$(2.3)	(1.4)%	$5.9	(5.0)%
SG&A as % gross profit	89.2%	91.8%	(2.6)%
Adjusted SG&A as % gross profit (2)	89.8%	91.0%	(1.2)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,461.2	$1,862.3	$598.9	32.2%	$65.9	28.6%
Used vehicle retail sales	2,436.3	1,629.2	807.1	49.5%	65.1	45.5%
Used vehicle wholesale sales	249.8	138.6	111.2	80.2%	7.1	75.1%
Total used	2,686.0	1,767.8	918.2	51.9%	72.2	47.9%
Parts and service sales	646.3	438.3	207.9	47.4%	17.3	43.5%
F&I, net	151.1	93.0	58.0	62.4%	3.9	58.2%
Total revenues	$5,944.6	$4,161.5	$1,783.1	42.8%	$159.1	39.0%
Gross profit:
New vehicle retail sales	$200.0	$146.0	$54.0	36.9%	$5.3	33.3%
Used vehicle retail sales	101.1	80.8	20.3	25.1%	2.5	22.0%
Used vehicle wholesale sales	(7.6)	(7.8)	0.2	2.0%	(0.3)	5.9%
Total used	93.4	73.0	20.4	28.0%	2.2	25.0%
Parts and service sales	367.4	248.0	119.4	48.1%	9.9	44.2%
F&I, net	151.1	93.0	58.0	62.4%	3.9	58.2%
Total gross profit	$811.9	$560.1	$251.8	45.0%	$21.2	41.2%
Gross margin:
New vehicle retail sales	8.1%	7.8%	0.3%
Used vehicle retail sales	4.1%	5.0%	(0.8)%
Used vehicle wholesale sales	(3.1)%	(5.6)%	2.6%
Total used	3.5%	4.1%	(0.7)%
Parts and service sales	56.9%	56.6%	0.3%
Total gross margin	13.7%	13.5%	0.2%
Units sold:
Retail new vehicles sold (1)	61,905	46,015	15,890	34.5%
Retail used vehicles sold (1)	79,396	56,717	22,679	40.0%
Wholesale used vehicles sold	25,337	15,377	9,960	64.8%
Total used	104,733	72,094	32,639	45.3%
Average sales price per unit sold:
New vehicle retail (1)	$46,143	$43,765	$2,378	5.4%	$1,233	2.6%
Used vehicle retail (1)	$30,768	$28,725	$2,042	7.1%	$822	4.2%
Gross profit per unit sold:
New vehicle retail sales	$3,231	$3,174	$57	1.8%	$86	(0.9)%
Used vehicle retail sales	$1,273	$1,425	$(152)	(10.6)%	$31	(12.8)%
Used vehicle wholesale sales	$(302)	$(508)	$206	40.5%	$(12)	42.9%
Total used	$892	$1,013	$(121)	(11.9)%	$21	(14.0)%
F&I PRU	$1,069	$906	$163	18.1%	$27	15.0%
Other:
SG&A expenses	$681.4	$475.2	$206.2	43.4%	$18.1	39.6%
Adjusted SG&A expenses (2)	$682.1	$464.7	$217.4	46.8%	$18.3	42.9%
SG&A as % gross profit	83.9%	84.8%	(0.9)%
Adjusted SG&A as % gross profit (2)	84.0%	83.0%	1.0%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,672.0	$2,797.9	$(126.0)	(4.5)%	$18.5	(5.2)%
Used vehicle retail sales	1,674.4	1,599.7	74.7	4.7%	19.0	3.5%
Used vehicle wholesale sales	138.1	122.6	15.4	12.6%	1.9	11.1%
Total used	1,812.4	1,722.3	90.1	5.2%	20.9	4.0%
Parts and service sales	678.6	652.4	26.2	4.0%	5.4	3.2%
F&I, net	223.5	220.4	3.1	1.4%	1.1	0.9%
Total revenues	$5,386.5	$5,393.0	$(6.5)	(0.1)%	$46.0	(1.0)%
Gross profit:
New vehicle retail sales	$172.3	$201.0	$(28.7)	(14.3)%	$1.7	(15.1)%
Used vehicle retail sales	69.5	76.9	(7.4)	(9.6)%	0.7	(10.5)%
Used vehicle wholesale sales	(2.3)	(1.3)	(1.1)	(82.3)%	(0.1)	(71.4)%
Total used	67.2	75.7	(8.5)	(11.2)%	0.6	(11.9)%
Parts and service sales	382.2	358.1	24.1	6.7%	3.1	5.9%
F&I, net	223.5	220.4	3.1	1.4%	1.1	0.9%
Total gross profit	$845.2	$855.2	$(9.9)	(1.2)%	$6.4	(1.9)%
Gross margin:
New vehicle retail sales	6.4%	7.2%	(0.7)%
Used vehicle retail sales	4.2%	4.8%	(0.7)%
Used vehicle wholesale sales	(1.7)%	(1.0)%	(0.6)%
Total used	3.7%	4.4%	(0.7)%
Parts and service sales	56.3%	54.9%	1.4%
Total gross margin	15.7%	15.9%	(0.2)%
Units sold:
Retail new vehicles sold (1)	53,414	56,325	(2,911)	(5.2)%
Retail used vehicles sold (1)	53,654	53,012	642	1.2%
Wholesale used vehicles sold	15,035	13,839	1,196	8.6%
Total used	68,689	66,851	1,838	2.7%
Average sales price per unit sold:
New vehicle retail (1)	$52,543	$51,416	$1,127	2.2%	$360	1.5%
Used vehicle retail (1)	$31,263	$30,176	$1,087	3.6%	$355	2.4%
Gross profit per unit sold:
New vehicle retail sales	$3,225	$3,569	$(343)	(9.6)%	$31	(10.5)%
Used vehicle retail sales	$1,296	$1,451	$(156)	(10.7)%	$13	(11.6)%
Used vehicle wholesale sales	$(156)	$(93)	$(63)	(67.8)%	$(9)	(57.8)%
Total used	$978	$1,132	$(154)	(13.6)%	$8	(14.3)%
F&I PRU	$2,088	$2,016	$72	3.6%	$11	3.0%
Other:
SG&A expenses	$613.2	$584.5	$28.7	4.9%	$5.7	3.9%
Adjusted SG&A expenses (2)	$610.7	$583.1	$27.5	4.7%	$5.7	3.7%
SG&A as % gross profit	72.5%	68.4%	4.2%
Adjusted SG&A as % gross profit (2)	72.2%	68.2%	4.1%
Operating margin %	2.5%	3.9%	(1.4)%
Adjusted operating margin % (2)	3.8%	4.5%	(0.7)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$10,052.0	$9,772.2	$279.8	2.9%	$53.5	2.3%
Used vehicle retail sales	6,351.5	6,031.9	319.7	5.3%	52.9	4.4%
Used vehicle wholesale sales	510.5	447.3	63.2	14.1%	5.4	12.9%
Total used	6,862.0	6,479.2	382.8	5.9%	58.3	5.0%
Parts and service sales	2,593.3	2,422.3	171.0	7.1%	13.8	6.5%
F&I, net	875.3	813.0	62.3	7.7%	3.2	7.3%
Total revenues	$20,382.7	$19,486.8	$896.0	4.6%	$128.7	3.9%
Gross profit:
New vehicle retail sales	$667.9	$703.5	$(35.6)	(5.1)%	$4.3	(5.7)%
Used vehicle retail sales	311.1	321.4	(10.3)	(3.2)%	2.1	(3.9)%
Used vehicle wholesale sales	1.7	(2.9)	4.6	NM	(0.3)	NM
Total used	312.8	318.5	(5.7)	(1.8)%	1.8	(2.4)%
Parts and service sales	1,441.9	1,331.5	110.4	8.3%	7.9	7.7%
F&I, net	875.3	813.0	62.3	7.7%	3.2	7.3%
Total gross profit	$3,297.9	$3,166.5	$131.4	4.1%	$17.1	3.6%
Gross margin:
New vehicle retail sales	6.6%	7.2%	(0.6)%
Used vehicle retail sales	4.9%	5.3%	(0.4)%
Used vehicle wholesale sales	0.3%	(0.7)%	1.0%
Total used	4.6%	4.9%	(0.4)%
Parts and service sales	55.6%	55.0%	0.6%
Total gross margin	16.2%	16.2%	(0.1)%
Units sold:
Retail new vehicles sold (1)	201,060	198,603	2,457	1.2%
Retail used vehicles sold (1)	208,955	203,448	5,507	2.7%
Wholesale used vehicles sold	56,153	50,413	5,740	11.4%
Total used	265,108	253,861	11,247	4.4%
Average sales price per unit sold:
New vehicle retail (1)	$51,322	$50,059	$1,263	2.5%	$270	2.0%
Used vehicle retail (1)	$30,423	$29,648	$775	2.6%	$253	1.8%
Gross profit per unit sold:
New vehicle retail sales	$3,322	$3,542	$(220)	(6.2)%	$21	(6.8)%
Used vehicle retail sales	$1,489	$1,580	$(91)	(5.8)%	$10	(6.4)%
Used vehicle wholesale sales	$30	$(58)	$88	NM	$(5)	NM
Total used	$1,180	$1,255	$(75)	(6.0)%	$7	(6.5)%
F&I PRU	$2,135	$2,022	$113	5.6%	$8	5.2%
Other:
SG&A expenses	$2,298.1	$2,157.7	$140.4	6.5%	$14.6	5.8%
Adjusted SG&A expenses (2)	$2,277.4	$2,122.7	$154.7	7.3%	$14.7	6.6%
SG&A as % gross profit	69.7%	68.1%	1.5%
Adjusted SG&A as % gross profit (2)	69.1%	67.0%	2.0%
Operating margin %	4.0%	4.5%	(0.4)%
Adjusted operating margin % (2)	4.5%	4.8%	(0.3)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,156.1	$2,239.0	$(82.9)	(3.7)%
Used vehicle retail sales	1,127.4	1,117.3	10.1	0.9%
Used vehicle wholesale sales	84.1	79.4	4.7	5.9%
Total used	1,211.5	1,196.7	14.8	1.2%
Parts and service sales	525.5	510.6	14.9	2.9%
F&I, net	191.3	192.0	(0.7)	(0.4)%
Total revenues	$4,084.4	$4,138.3	$(53.9)	(1.3)%
Gross profit:
New vehicle retail sales	$128.8	$154.0	$(25.2)	(16.3)%
Used vehicle retail sales	49.3	54.6	(5.3)	(9.8)%
Used vehicle wholesale sales	0.6	0.6	(0.1)	(9.5)%
Total used	49.9	55.3	(5.4)	(9.8)%
Parts and service sales	295.7	279.6	16.1	5.8%
F&I, net	191.3	192.0	(0.7)	(0.4)%
Total gross profit	$665.7	$680.9	$(15.2)	(2.2)%
Gross margin:
New vehicle retail sales	6.0%	6.9%	(0.9)%
Used vehicle retail sales	4.4%	4.9%	(0.5)%
Used vehicle wholesale sales	0.7%	0.8%	(0.1)%
Total used	4.1%	4.6%	(0.5)%
Parts and service sales	56.3%	54.8%	1.5%
Total gross margin	16.3%	16.5%	(0.2)%
Units sold:
Retail new vehicles sold	40,500	42,261	(1,761)	(4.2)%
Retail used vehicles sold	36,181	36,767	(586)	(1.6)%
Wholesale used vehicles sold	9,413	9,210	203	2.2%
Total used	45,594	45,977	(383)	(0.8)%
Average sales price per unit sold:
New vehicle retail	$53,237	$52,980	$257	0.5%
Used vehicle retail	$31,161	$30,389	$771	2.5%
Gross profit per unit sold:
New vehicle retail sales	$3,181	$3,644	$(463)	(12.7)%
Used vehicle retail sales	$1,362	$1,486	$(123)	(8.3)%
Used vehicle wholesale sales	$61	$69	$(8)	(11.4)%
Total used	$1,094	$1,202	$(108)	(9.0)%
F&I PRU	$2,495	$2,429	$65	2.7%
Other:
SG&A expenses	$453.8	$428.0	$25.8	6.0%
Adjusted SG&A expenses (1)	$451.2	$428.0	$23.3	5.4%
SG&A as % gross profit	68.2%	62.9%	5.3%
Adjusted SG&A as % gross profit (1)	67.8%	62.9%	4.9%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2025	2024	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$8,269.1	$7,934.1	$334.9	4.2%
Used vehicle retail sales	4,617.5	4,456.7	160.9	3.6%
Used vehicle wholesale sales	345.6	313.4	32.2	10.3%
Total used	4,963.1	4,770.1	193.0	4.0%
Parts and service sales	2,144.1	2,001.7	142.4	7.1%
F&I, net	767.2	722.6	44.6	6.2%
Total revenues	$16,143.4	$15,428.5	$714.9	4.6%
Gross profit:
New vehicle retail sales	$531.9	$561.6	$(29.7)	(5.3)%
Used vehicle retail sales	240.1	244.1	(4.0)	(1.6)%
Used vehicle wholesale sales	6.7	4.4	2.3	51.1%
Total used	246.8	248.5	(1.7)	(0.7)%
Parts and service sales	1,185.6	1,093.1	92.5	8.5%
F&I, net	767.2	722.6	44.6	6.2%
Total gross profit	$2,731.4	$2,625.7	$105.7	4.0%
Gross margin:
New vehicle retail sales	6.4%	7.1%	(0.6)%
Used vehicle retail sales	5.2%	5.5%	(0.3)%
Used vehicle wholesale sales	1.9%	1.4%	0.5%
Total used	5.0%	5.2%	(0.2)%
Parts and service sales	55.3%	54.6%	0.7%
Total gross margin	16.9%	17.0%	(0.1)%
Units sold:
Retail new vehicles sold	157,790	153,436	4,354	2.8%
Retail used vehicles sold	151,406	149,267	2,139	1.4%
Wholesale used vehicles sold	38,496	35,859	2,637	7.4%
Total used	189,902	185,126	4,776	2.6%
Average sales price per unit sold:
New vehicle retail	$52,405	$51,710	$696	1.3%
Used vehicle retail	$30,498	$29,857	$641	2.1%
Gross profit per unit sold:
New vehicle retail sales	$3,371	$3,660	$(289)	(7.9)%
Used vehicle retail sales	$1,586	$1,635	$(49)	(3.0)%
Used vehicle wholesale sales	$174	$124	$50	40.7%
Total used	$1,299	$1,342	$(43)	(3.2)%
F&I PRU	$2,481	$2,387	$94	3.9%
Other:
SG&A expenses	$1,822.6	$1,704.3	$118.3	6.9%
Adjusted SG&A expenses (1)	$1,802.9	$1,679.7	$123.2	7.3%
SG&A as % gross profit	66.7%	64.9%	1.8%
Adjusted SG&A as % gross profit (1)	66.0%	64.0%	2.0%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$515.9	$558.9	$(43.1)	(7.7)%	$18.5	(11.0)%
Used vehicle retail sales	546.9	482.3	64.6	13.4%	19.0	9.4%
Used vehicle wholesale sales	54.0	43.3	10.8	24.8%	1.9	20.5%
Total used	601.0	525.6	75.3	14.3%	20.9	10.4%
Parts and service sales	153.1	141.7	11.3	8.0%	5.4	4.2%
F&I, net	32.2	28.4	3.8	13.4%	1.1	9.5%
Total revenues	$1,302.1	$1,254.7	$47.4	3.8%	$46.0	0.1%
Gross profit:
New vehicle retail sales	$43.5	$47.0	$(3.6)	(7.6)%	$1.7	(11.1)%
Used vehicle retail sales	20.2	22.3	(2.1)	(9.3)%	0.7	(12.4)%
Used vehicle wholesale sales	(2.9)	(1.9)	(1.0)	(51.9)%	(0.1)	(44.6)%
Total used	17.3	20.4	(3.1)	(15.1)%	0.6	(17.8)%
Parts and service sales	86.5	78.5	8.0	10.3%	3.1	6.4%
F&I, net	32.2	28.4	3.8	13.4%	1.1	9.5%
Total gross profit	$179.5	$174.3	$5.2	3.0%	$6.4	(0.7)%
Gross margin:
New vehicle retail sales	8.4%	8.4%	—%
Used vehicle retail sales	3.7%	4.6%	(0.9)%
Used vehicle wholesale sales	(5.4)%	(4.4)%	(1.0)%
Total used	2.9%	3.9%	(1.0)%
Parts and service sales	56.5%	55.4%	1.2%
Total gross margin	13.8%	13.9%	(0.1)%
Units sold:
Retail new vehicles sold (1)	12,914	14,064	(1,150)	(8.2)%
Retail used vehicles sold (1)	17,473	16,245	1,228	7.6%
Wholesale used vehicles sold	5,622	4,629	993	21.5%
Total used	23,095	20,874	2,221	10.6%
Average sales price per unit sold:
New vehicle retail (1)	$49,787	$45,923	$3,865	8.4%	$1,788	4.5%
Used vehicle retail (1)	$31,476	$29,693	$1,783	6.0%	$1,094	2.3%
Gross profit per unit sold:
New vehicle retail sales	$3,365	$3,342	$22	0.7%	$129	(3.2)%
Used vehicle retail sales	$1,158	$1,373	$(215)	(15.7)%	$40	(18.6)%
Used vehicle wholesale sales	$(519)	$(415)	$(104)	(25.1)%	$(25)	(19.1)%
Total used	$750	$977	$(227)	(23.2)%	$24	(25.7)%
F&I PRU	$1,060	$937	$123	13.1%	$37	9.2%
Other:
SG&A expenses	$159.4	$156.5	$2.9	1.9%	$5.7	(1.8)%
Adjusted SG&A expenses (2)	$159.4	$155.2	$4.3	2.8%	$5.7	(0.9)%
SG&A as % gross profit	88.8%	89.8%	(1.0)%
Adjusted SG&A as % gross profit (2)	88.8%	89.0%	(0.2)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2025	2024	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,783.0	$1,838.1	$(55.1)	(3.0)%	$53.5	(5.9)%
Used vehicle retail sales	1,734.0	1,575.2	158.8	10.1%	52.9	6.7%
Used vehicle wholesale sales	164.9	133.9	31.0	23.1%	5.4	19.1%
Total used	1,898.9	1,709.1	189.8	11.1%	58.3	7.7%
Parts and service sales	449.2	420.6	28.6	6.8%	13.8	3.5%
F&I, net	108.2	90.5	17.7	19.6%	3.2	16.0%
Total revenues	$4,239.3	$4,058.3	$181.0	4.5%	$128.7	1.3%
Gross profit:
New vehicle retail sales	$136.0	$141.9	$(6.0)	(4.2)%	$4.3	(7.2)%
Used vehicle retail sales	71.0	77.3	(6.4)	(8.2)%	2.1	(10.9)%
Used vehicle wholesale sales	(5.0)	(7.4)	2.4	32.1%	(0.3)	35.6%
Total used	66.0	70.0	(4.0)	(5.7)%	1.8	(8.3)%
Parts and service sales	256.3	238.4	17.9	7.5%	7.9	4.2%
F&I, net	108.2	90.5	17.7	19.6%	3.2	16.0%
Total gross profit	$566.4	$540.8	$25.6	4.7%	$17.1	1.6%
Gross margin:
New vehicle retail sales	7.6%	7.7%	(0.1)%
Used vehicle retail sales	4.1%	4.9%	(0.8)%
Used vehicle wholesale sales	(3.0)%	(5.5)%	2.5%
Total used	3.5%	4.1%	(0.6)%
Parts and service sales	57.1%	56.7%	0.4%
Total gross margin	13.4%	13.3%	—%
Units sold:
Retail new vehicles sold (1)	43,270	45,167	(1,897)	(4.2)%
Retail used vehicles sold (1)	57,549	54,181	3,368	6.2%
Wholesale used vehicles sold	17,657	14,554	3,103	21.3%
Total used	75,206	68,735	6,471	9.4%
Average sales price per unit sold:
New vehicle retail (1)	$46,784	$43,964	$2,819	6.4%	$1,400	3.2%
Used vehicle retail (1)	$30,227	$29,073	$1,154	4.0%	$922	0.8%
Gross profit per unit sold:
New vehicle retail sales	$3,142	$3,142	$—	—%	$99	(3.1)%
Used vehicle retail sales	$1,234	$1,428	$(194)	(13.6)%	$36	(16.1)%
Used vehicle wholesale sales	$(283)	$(506)	$223	44.1%	$(14)	46.9%
Total used	$878	$1,018	$(141)	(13.8)%	$24	(16.2)%
F&I PRU	$1,073	$911	$162	17.8%	$32	14.3%
Other:
SG&A expenses	$475.5	$453.4	$22.1	4.9%	$14.6	1.7%
Adjusted SG&A expenses (2)	$474.5	$443.0	$31.5	7.1%	$14.7	3.8%
SG&A as % gross profit	83.9%	83.8%	0.1%
Adjusted SG&A as % gross profit (2)	83.8%	81.9%	1.9%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2025
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$627.3	$8.5	$(0.5)	$—	$(0.1)	$(1.9)	$—	$633.2
Depreciation and amortization expense	$31.5	$—	$—	$—	$—	$—	$(1.3)	$30.2
Asset impairments	$68.2	$—	$—	$—	$—	$—	$(68.2)	$—
Restructuring charges	$8.1	$—	$—	$(8.1)	$—	$—	$—	$—
Income (loss) from operations	$139.3	$(8.5)	$0.5	$8.1	$0.1	$1.9	$69.5	$211.0

Income (loss) before income taxes	$62.3	$(8.5)	$0.5	$8.1	$0.1	$1.9	$69.5	$134.0
Less: Provision (benefit) for income taxes	19.3	(2.7)	0.1	2.1	—	0.4	9.7	29.0
Net income (loss) from continuing operations	43.0	(5.8)	0.4	6.0	0.1	1.5	59.8	105.0
Less: Earnings (loss) allocated to participating securities	0.5	(0.1)	—	0.1	—	—	0.6	1.1
Net income (loss) from continuing operations available to diluted common shares	$42.5	$(5.7)	$0.3	$5.9	$0.1	$1.5	$59.1	$103.8

Diluted earnings (loss) per common share from continuing operations	$3.47	$(0.47)	$0.03	$0.48	$0.01	$0.12	$4.83	$8.49

Effective tax rate	31.0%							21.7%

SG&A as % gross profit (1)	71.7%							72.4%
Operating margin (2)	2.5%							3.8%
Pretax margin (3)	1.1%							2.4%

Same Store SG&A expenses	$613.2	$—	$(0.5)	$—	$(0.1)	$(1.9)	$—	$610.7
Same Store SG&A as % gross profit (1)	72.5%							72.2%

Same Store income from operations	$135.2	$—	$0.5	$—	$0.1	$1.9	$67.9	$205.6
Same Store operating margin (2)	2.5%							3.8%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.6	$—	$0.6
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.6	$—	$0.6

Net income	$43.6	$62.0	$105.6
Less: Earnings allocated to participating securities	0.5	0.7	1.1
Net income available to diluted common shares	$43.1	$61.3	$104.5

Diluted earnings per common share from discontinued operations	$0.05	$—	$0.05
Diluted earnings per common share from continuing operations	3.47	5.01	8.49
Diluted earnings per common share	$3.52	$5.01	$8.54
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions		Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$614.3	$0.4	$3.4		$—	$(1.7)	$(0.1)	$—	$616.3
Depreciation and amortization expense	$31.5	$—	$—		$—	$—	$—	$(1.8)	$29.7
Asset impairments	$33.0	$—	$—		$—	$—	$—	$(33.0)	$—
Restructuring charges	$16.7	$—	$—		$(16.7)	$—	$—	$—	$—
Income (loss) from operations	$193.7	$(0.4)	$(3.4)	$—	$16.7	$1.7	$0.1	$34.8	$243.2

Income (loss) before income taxes	$122.6	$(0.4)	$(3.4)		$16.7	$1.7	$0.1	$34.8	$172.1
Less: Provision (benefit) for income taxes	28.0	(0.1)	(2.2)		4.2	—	—	8.3	38.2
Net income (loss) from continuing operations	94.6	(0.3)	(1.1)		12.5	1.7	0.1	26.5	133.9
Less: Earnings allocated to participating securities	1.9	—	—		0.2	—	—	0.5	2.6
Net income (loss) from continuing operations available to diluted common shares	$92.7	$(0.3)	$(1.1)		$12.3	$1.7	$0.1	$25.9	$131.3

Diluted earnings (loss) per common share from continuing operations	$7.08	$(0.02)	$(0.08)		$0.94	$0.13	$0.01	$1.98	$10.02

Effective tax rate	22.9%								22.2%

SG&A as % gross profit (1)	69.9%								70.1%
Operating margin (2)	3.3%								4.2%
Pretax margin (3)	2.2%								3.1%

Same Store SG&A expenses	$584.5	$0.4	$—		$—	$(1.7)	$(0.1)	$—	$583.1
Same Store SG&A as % gross profit (1)	68.4%								68.2%

Same Store income (loss) from operations	$221.8	$(0.4)	$—		$—	$1.7	$0.1	$30.0	$253.3
Same Store operating margin (2)	3.9%								4.5%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.2	$—	$0.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.2	$—	$0.2

Net income	$94.8	$39.3	$134.1
Less: Earnings allocated to participating securities	1.9	0.8	2.7
Net income available to diluted common shares	$92.9	$38.6	$131.5

Diluted earnings per common share from discontinued operations	$0.02	$—	$0.02
Diluted earnings per common share from continuing operations	7.08	2.94	10.02
Diluted earnings per common share	$7.09	$2.94	$10.04
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$2,545.5	$(1.2)	$16.2	$(1.9)	$—	$(6.2)	$(11.4)	$—	$2,541.1
Depreciation and amortization expense	$121.1	$—	$—	$—	$—	$—	$—	$(4.3)	$116.8
Asset impairments	$192.8	$—	$—	$—	$—	$—	$—	$(192.8)	$—
Restructuring charges	$28.4	$—	$—	$—	$(28.4)	$—	$—	$—	$—
Income (loss) from operations	$734.0	$1.2	$(16.2)	$1.9	$28.4	$6.2	$11.4	$197.1	$964.0

Income (loss) before income taxes	$449.9	$1.2	$(16.2)	$1.9	$28.4	$6.2	$11.4	$197.1	$679.9
Less: Provision (benefit) for income taxes	126.2	0.3	(4.1)	0.2	6.1	1.2	2.7	22.8	155.4
Net income (loss) from continuing operations	323.7	0.9	(12.2)	1.7	22.3	5.0	8.7	174.3	524.5
Less: Earnings (loss) allocated to participating securities	3.6	—	(0.1)	—	0.3	0.1	0.1	2.0	5.9
Net income (loss) from continuing operations available to diluted common shares	$320.1	$0.9	$(12.0)	$1.7	$22.1	$5.0	$8.6	$172.3	$518.5

Diluted earnings (loss) per common share from continuing operations	$25.13	$0.07	$(0.94)	$0.13	$1.73	$0.39	$0.67	$13.53	$40.71

Effective tax rate	28.0%								22.9%

SG&A as % gross profit (1)	70.3%								70.2%
Operating margin (2)	3.3%								4.3%
Pretax margin (3)	2.0%								3.0%

Same Store SG&A expenses	$2,298.1	$(1.2)	$—	$(1.9)	$—	$(6.2)	$(11.4)	$—	$2,277.4
Same Store SG&A as % gross profit (1)	69.7%								69.1%

Same Store income from operations	$823.7	$1.2	$—	$1.9	$—	$6.2	$11.4	$70.1	$914.4
Same Store operating margin (2)	4.0%								4.5%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.5	$—	$1.5
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.5	$—	$1.5

Net income	$325.2	$200.8	$525.9
Less: Earnings allocated to participating securities	3.7	2.3	5.9
Net income available to diluted common shares	$321.5	$198.5	$520.0

Diluted earnings per common share from discontinued operations	$0.12	$—	$0.12
Diluted earnings per common share from continuing operations	25.13	15.58	40.71
Diluted earnings per common share	$25.24	$15.58	$40.83
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$2,179.2	$(9.4)	$56.3	$(1.0)	$—	$(21.0)	$(3.6)	$—	$2,200.5
Depreciation and amortization expense	$113.1	$—	$—	—	—	$—	$—	$(7.3)	$105.8
Asset impairments	$33.0	$—	$—	$—	$—	$—	$—	$(33.0)	$—
Restructuring charges	$16.7	$—	$—	$—	$(16.7)	$—	$—	$—	$—
Income (loss) from operations	$909.1	$9.4	$(56.3)	1.0	$16.7	$21.0	$3.6	$40.3	$944.8

Income (loss) before income taxes	$658.5	$9.4	$(56.3)	$1.0	$16.7	$21.0	$3.6	$40.3	$694.2
Less: Provision (benefit) for income taxes	161.5	2.2	(16.4)	0.2	4.2	1.3	0.9	9.7	163.5
Net income (loss) from continuing operations	497.0	7.1	(39.9)	0.7	12.5	19.8	2.8	30.6	530.6
Less: Earnings (loss) allocated to participating securities	10.4	0.1	(0.8)	—	0.3	0.4	0.1	0.6	11.1
Net income (loss) from continuing operations available to diluted common shares	$486.5	$7.0	$(39.0)	$0.7	$12.2	$19.4	$2.7	$30.0	$519.5

Diluted earnings (loss) per common share from continuing operations	$36.72	$0.53	$(2.94)	$0.05	$0.92	$1.46	$0.20	$2.26	$39.21

Effective tax rate	24.5%								23.6%

SG&A as % gross profit (1)	67.2%								67.9%
Operating margin (2)	4.5%								4.7%
Pretax margin (3)	3.3%								3.5%

Same Store SG&A expenses	$2,157.7	$(9.4)	$—	$(1.0)	$—	$(21.0)	$(3.6)	$—	$2,122.7
Same Store SG&A as % gross profit (1)	68.1%								67.0%

Same Store income from operations	$881.5	$9.4	$—	$1.0	$—	$21.0	$3.6	$35.5	$952.0
Same Store operating margin (2)	4.5%								4.8%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.2	$—	$1.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.2	$—	$1.2

Net income	$498.1	$33.7	$531.8
Less: Earnings allocated to participating securities	10.5	0.7	11.2
Net income available to diluted common shares	$487.7	$33.0	$520.6

Diluted earnings per common share from discontinued operations	$0.09	$—	$0.09
Diluted earnings per common share from continuing operations	36.72	2.49	39.21
Diluted earnings per common share	$36.81	$2.49	$39.29
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended December 31, 2025
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$464.0	$7.4	$(0.5)	$(0.1)	$(1.9)	$468.8
SG&A as % gross profit (1)	67.1%					67.8%

Same Store SG&A expenses	$453.8	$—	$(0.5)	$(0.1)	$(1.9)	$451.2
Same Store SG&A as % gross profit (1)	68.2%					67.8%

	Three Months Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$446.1	$0.4	$3.5	$(0.4)	$(0.1)	$449.5
SG&A as % gross profit (1)	64.1%					64.6%

Same Store SG&A expenses	$428.0	$0.4	$—	$(0.4)	$(0.1)	$428.0
Same Store SG&A as % gross profit (1)	62.9%					62.9%

	Year Ended December 31, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,864.1	$(1.2)	$14.5	$(1.9)	$(5.3)	$(11.4)	$1,858.9
SG&A as % gross profit (1)	66.3%						66.2%

Same Store SG&A expenses	$1,822.6	$(1.2)	$—	$(1.9)	$(5.2)	$(11.4)	$1,802.9
Same Store SG&A as % gross profit (1)	66.7%						66.0%

	Year Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,704.0	$(9.4)	$56.4	$(11.6)	$(3.6)	$1,735.8
SG&A as % gross profit (1)	63.6%					64.7%

Same Store SG&A expenses	$1,704.3	$(9.4)	$—	$(11.6)	$(3.6)	$1,679.7
Same Store SG&A as % gross profit (1)	64.9%					64.0%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.K.
(Unaudited)
(In millions)

	Three Months Ended December 31, 2025
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$163.3	$1.1	$164.4
SG&A as % gross profit (1)	89.2%		89.8%

	Three Months Ended December 31, 2024
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$168.2	$(0.1)	$(1.4)	$166.7
SG&A as % gross profit (1)	91.8%			91.0%

Same Store SG&A expenses	$156.5	$—	$(1.4)	$155.2
Same Store SG&A as % gross profit (1)	89.8%			89.0%

	Year Ended December 31, 2025
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$681.4	$1.7	$(1.0)	$682.1
SG&A as % gross profit (1)	83.9%			84.0%

Same Store SG&A expenses	$475.5	$—	$(1.0)	$474.5
Same Store SG&A as % gross profit (1)	83.9%			83.8%

	Year Ended December 31, 2024
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$475.2	$(0.1)	$(1.0)	$(9.4)	$464.7
SG&A as % gross profit (1)	84.8%				83.0%

Same Store SG&A expenses	$453.4	$—	$(1.0)	$(9.4)	$443.0
Same Store SG&A as % gross profit (1)	83.8%				81.9%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.